EXHIBIT 1.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: April 25, 2003

OAKTREE CAPITAL MANAGEMENT, LLC

/s/ John Frank
By:	John Frank
Title:	Principal and General Counsel

/s/ Jordon Kruse
By:	Jordon Kruse
Title:	Vice President

OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

By:	Oaktree Capital Management, LLC
Its:	General Partner

/s/ John Frank
By:	John Frank
Title:	Principal and General Counsel

/s/ Jordon Kruse
By:	Jordon Kruse
Title:	Vice President